EXHIBIT 99.1
                                                                    ------------



FOR IMMEDIATE RELEASE

                              ZAP ANNOUNCES PLAN TO
                           REORGANIZE UNDER CHAPTER 11

        SEBASTOPOL, CA--March 1, 2002--ZAP (NASDAQ:ZAPP) filed a voluntary petition today for reorganization under Chapter 11 of the U. S. Bankruptcy Code with the U.S. Bankruptcy Court in Santa Rosa, California. The protection of Chapter 11 allows ZAP to reorganize its business operations and finances. The Company plans to use existing cash, revenue generated from normal business activities, and the benefits of relief opportunities provided by Chapter 11 to finance operations through this period and to create new business opportunities in 2002.

        The Chapter 11 filing will be seamless to customers, who will continue to receive products ordered without interruption. All existing and future orders and warranties will be processed as usual. Post-petition obligations to vendors will be paid promptly in the normal course of business.

        According to ZAP, "The decline in orders due to the current economic situation coupled with the high cost associated with protecting our patented technologies has taken a toll on our business, and our current capital and expense structure cannot absorb the shortfall without a restructuring. Due to the global recession, foreign distributors have defaulted on payments and order contracts. Furthermore, unforeseen delays from suppliers hurt holiday sales. As a result, we are seeking the protection and relief provided by Chapter 11 to allow us to continue to serve customers while we stabilize the business and fully explore other funding and business opportunities. This filing is a proactive step for ZAP. We believe the filing is in the best interests of the stakeholders of the Company. It provides the opportunity to restructure our balance sheet, improve our operations and position ourselves for the future while continuing to serve customers with a full array of electric vehicles."

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                               ZAP o One ZAP Drive
117 Morris Street, Sebastopol, CA 95472  USA tel (707)824-4150 fax (707)824-4159
            e-mail: zap@zapworld.com o www.zapworld.com o Nasdaq:ZAPP
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ZAP ANNOUNCES PLAN TO REORGANIZE UNDER CHAPTER 11 (March 1, 2002) - Page 2



        "In recent months, ZAP has streamlined its employee workforce, restructured its production and moved it to offshore contract manufacturers in order to compete more effectively, and developed new products and alliances. The opportunities afforded ZAP through Chapter 11 give the Company the tools to accelerate other components of its current restructuring plan, to decrease its capital costs, and to greatly reduce its other costs of operations. The Company is actively pursing two acquisitions that if consummated should provide growth and profits for the Company."

        The Company and its Board of Directors also announced the appointment of Harry R. Kraatz as Chief Restructuring Officer, a newly created position. Mr. Kraatz, who is also a director, has assisted the Company for the past few months with its efforts to restructure its balance sheet, reduce costs and implement a revised strategic plan. Mr. Kraatz also has experience in the reorganization process and has served as the Responsible Person, a Trustee, and a member of an unsecured creditor committee.

        Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. Additional discussion of factors that could cause the actual results to differ materially from management's projection, forecasts, estimates and expectations is contained in the Company's Form 10-K and other SEC filings.


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CONTACT:  ZAP
          Harry R. Kraatz, Chief Restructuring Officer 707-824-4150 x248 Alex Campbell, Director of Communications 707-824-4150 x241





















                               ZAP o One ZAP Drive
117 Morris Street, Sebastopol, CA 95472  USA tel (707)824-4150 fax (707)824-4159
            e-mail: zap@zapworld.com o www.zapworld.com o Nasdaq:ZAPP